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                                                                    EXHIBIT 1(e)


                                THIRD AMENDMENT
                                       TO
                       AGREEMENT AND DECLARATION OF TRUST
                                       OF
                          SHORT-TERM INVESTMENTS TRUST


         THIS THIRD AMENDMENT TO AGREEMENT AND DECLARATION OF TRUST OF SHORT-TERM INVESTMENTS TRUST (the "Amendment") is entered into as of the 19th day of September, 1995, among Charles T. Bauer, Bruce L. Crockett, Owen Daly, II, Carl Frischling, Robert H. Graham, John F. Kroeger, Lewis F. Pennock, Ian
W. Robinson, Louis S. Sklar, as trustees, and each person who became or becomes a shareholder in accordance with the terms set forth in that certain Agreement and Declaration of Trust of Short-Term Investments Trust entered into as of May 5, 1993, as amended (the "Agreement").

         WHEREAS, Section 9.7 of the Agreement authorizes the Trustees without shareholder vote to amend or otherwise supplement the Agreement by making an amendment; and

         WHEREAS, at a meeting duly called and held on the 19th day of September, 1995, the Trustees have resolved to amend the Agreement as hereinafter set forth.

         NOW, THEREFORE, the Trustees hereby amend the Agreement as herein set forth below:

         1. Capitalized terms not specifically defined in this Amendment shall have the meanings ascribed to them in the Agreement.

         2. Section 2.3 of the Agreement is hereby deleted in its entirety and the following new Section 2.3 is hereby substituted in lieu thereof:

         "Section 2.3 Establishment of Portfolios and Classes. The Trust shall be divided into two Portfolios, the Treasury Portfolio and the Treasury TaxAdvantage Portfolio. The Treasury Portfolio shall contain five Classes, the Institutional Class, the Private Investment Class, the Personal Investment Class, the Cash Management Class and the Resource Class. The Treasury TaxAdvantage Portfolio shall contain two Classes, the Institutional Class and the Private Investment Class. The Treasury Portfolio, the Treasury TaxAdvantage Portfolio and their respective Classes as set forth in this
Section 2.3 are collectively referred to as the "Portfolios". The establishment and designation of any other Portfolio or Class thereof, or, subject to Section 6.1 hereof, any change to the Portfolios, shall be effective upon the adoption by a majority of the then Trustees of a resolution which sets forth such establishment, designation or change."

         3. With the exception of the amendment to Section 2.3 of the Agreement as set forth in paragraph 2 of this Amendment, the Agreement, as amended, shall in all other respects remain in full force and effect.

         4. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Amendment.
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         IN WITNESS WHEREOF, the undersigned, being all of the Trustees of the
Trust, have executed this Third Amendment to Agreement and Declaration of Trust of Short-Term Investments Trust as of the date first above written.




/s/ CHARLES T. BAUER                     /s/ BRUCE L. CROCKETT
-----------------------                  ----------------------------
Charles T. Bauer                         Bruce L. Crockett
Trustee                                  Trustee



/s/ OWEN DALY, II                        /s/ CARL FRISCHLING
-----------------------                  ----------------------------
Owen Daly, II                            Carl Frischling
Trustee                                  Trustee



/s/ ROBERT H. GRAHAM                     /s/ JOHN F. KROEGER
-----------------------                  ----------------------------
Robert H. Graham                         John F. Kroeger
Trustee                                  Trustee



/s/ LEWIS F. PENNOCK                     /s/ IAN W. ROBINSON
-----------------------                  ----------------------------
Lewis F. Pennock                         Ian W. Robinson
Trustee                                  Trustee



/s/ LOUIS S. SKLAR
-----------------------
Louis S. Sklar
Trustee





                        [THIS IS THE SIGNATURE PAGE FOR
           THE THIRD AMENDMENT TO AGREEMENT AND DECLARATION OF TRUST
                        OF SHORT-TERM INVESTMENTS TRUST]





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